EXHIBIT 99.1

Radius Health Expands Non-US Market Footprint for TYMLOS

•	Globalization has been a key priority for the Company over the past two years
•	Three additional market agreements now signed and executed:
-	Labatec Pharma SA: Switzerland, Middle East & North Africa (MENA) countries
-	Pharmbio Korea Inc.: South Korea
-	Biosidus: Colombia, South America
•	Economics: upfront payments, regulatory & commercial milestones, and COGS margin
•	Adds 13 new countries to the current non-US countries of Japan and Canada
•	Japan: regulatory approval of 14-day cartridge anticipated in 2H 2022 followed by launch
•	Canada: regulatory decision expected by the end of 2022
•	EU and subsequently UK regulatory decisions expected in 2H 2022

Boston, Mass., June 8, 2022 – Radius Health, Inc. (“Radius” or the “Company”) (NASDAQ: RDUS) provided an update on the global business expansion of TYMLOS (abaloparatide) subcutaneous injection.

Radius has entered into agreements with the following companies and markets for TYMLOS:

•	Labatec Pharma SA: Switzerland and the MENA region including Bahrain, Iraq, Jordan, Kuwait, Oman, Qatar, Saudi Arabia, UAE, Algeria, and Morocco
•	Pharmbio Korea Inc.: South Korea
•	Biosidus: Colombia, South America

These agreements add 13 new countries to the current non-US countries of Japan, partnered with Teijin Pharma Limited, and Canada, partnered with Paladin Labs Inc.

In accordance with the terms of the agreements, each company will register, commercialize, and distribute TYMLOS on an exclusive basis in their respective territories. These counterparties will be responsible for all commercial activities related to TYMLOS including sales, marketing, medical affairs, pricing, and reimbursement. Radius will be responsible for supplying the drug to each company.

Radius will receive upfront payments, regulatory and commercial milestones, and a portion of the total consideration as part of the Cost of Goods Sold (COGS).

“Expanding the global footprint of TYMLOS has been a key priority for the company over the past two years”, commented Chhaya Shah, SVP, who leads the clinical and regulatory activity for abaloparatide. She added “across all of our partners, we expect up to four ex-US market launches in 1H 2023. Importantly this includes Japan, as the world’s largest anabolic market, as well as Canada.”

The EU and subsequently the UK regulatory decisions are on track for the second half of this year. We will provide further updates on our EU and UK business development efforts as well as the expected Q1 2023 TYMLOS male launch in the US, as appropriate.

About Radius

Radius is a global biopharmaceutical company focused on addressing unmet medical needs in the areas of bone health, orphan neurosciences diseases, and oncology. Radius’ lead product, TYMLOS® (abaloparatide) injection, was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture. The Radius clinical pipeline includes investigational abaloparatide injection for potential use in the treatment of men with osteoporosis; the investigational drug, elacestrant (RAD1901), for potential use in the treatment of hormone-receptor positive breast cancer out-licensed to Menarini Group; and the investigational drug RAD011, a synthetic cannabidiol oral solution with potential utilization in multiple neuro-endocrine, neurodevelopmental, or neuropsychiatric disease areas.

About TYMLOS (abaloparatide) injection

TYMLOS (abaloparatide) injection was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture defined as history of osteoporotic fracture, multiple risk factors for fracture, or patients who have failed or are intolerant to other available osteoporosis therapy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the adverse impact the ongoing COVID-19 pandemic is having and is expected to continue to have on our business, financial condition and results of operations, including our commercial operations and sales, clinical trials, preclinical studies, and employees; quarterly fluctuation in our financial results; our dependence on the success of TYMLOS, and our inability to ensure that TYMLOS will obtain regulatory approval outside the U.S. or be successfully commercialized in any market in which it is approved, including as a result of risk related to coverage, pricing and reimbursement; risks related to competitive products; risks related to our ability to successfully enter into collaboration, partnership, license or similar agreements; risks related to clinical trials, including our reliance on third parties to conduct key portions of our clinical trials and uncertainty that the results of those trials will support our product candidate claims; the risk that adverse side effects will be identified during the development of our product candidates or during commercialization, if approved; risks related to manufacturing, supply and distribution; and the risk of litigation or other challenges regarding our intellectual property rights. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2021 and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor & Media Relations Contact:
Ethan Holdaway
Email: investor-relations@radiuspharm.com
Phone: (617) 583-2017

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